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EXHIBIT 23 - Consent of Ernst & Young LLP, Independent Auditors


We consent to the incorporation by reference in Post Effective Amendment No. 2 to the Registration Statement (Form S-8 No. 33-24187) pertaining to the Ingles Markets, Incorporated 1983 Stock Option Plan and in the related Prospectus, in the Registration Statement (Form S-8 No. 33-52103) pertaining to the Ingles Markets, Incorporated Investment/Profit Sharing Plan and in the related Prospectus, in the Registration Statement (Form S-8 No. 333-13067) pertaining to the Ingles Markets, Incorporated 1987 Employee Incentive Stock Option Plan and in the related Prospectus, in the Registration Statement (Form S-8 No. 33-63167) pertaining to the Ingles Markets, Incorporated 1991 Nonqualified Stock Option Plan and in the related Prospectus, in the Registration Statement (Form S-8 No. 33-63165) pertaining to the Option Agreement dated July 21, 1993 entered into by Ingles Markets, Incorporated with Robert P. Ingle and in the related Prospectus, in the Registration Statement (Form S-8 No. 33-63163) pertaining to the Option Agreement dated July 21, 1993 entered into by Ingles Markets, Incorporated with Landy B. Laney and in the related Prospectus, and in the Registration Statement (Form S-8 No. 333-36279) pertaining to the Ingles Markets, Incorporated 1997 Nonqualified Stock Option Plan and in the related Prospectus, of our report dated November 6, 1998, with respect to the consolidated financial statements and schedule of Ingles Markets, Incorporated and subsidiaries included in the Annual Report (Form 10-K) for the year ended September 26, 1998.


                                                        /s/ ERNST & YOUNG LLP
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Greenville, South Carolina
December 17, 1998


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